EXHIBIT 5.1
                              [ SRS&Y LETTERHEAD ]



                                       October 8, 1996


Prime Newco, Inc.
6425 Rising Sun Avenue
Philadelphia, PA 19111

                  Re:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:


                  We have acted as counsel to and for Prime Newco, Inc., a Pennsylvania corporation, (the "Company") in the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4, on October 8, 1996 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 1,654,546 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock") to be issued in connection with the merger of First Sterling Bancorp, Inc., a Pennsylvania corporation, ("First Sterling") with and into the Company. Each capitalized term used but not defined in this opinion letter has the meaning ascribed to it in the Registration Statement.

                  For the purpose of rendering the opinions contained herein, we have examined such matters of law as we deem necessary or appropriate and have examined and relied (without independent investigation) on the following documents, records and certificates:

                  (1) a subsistence certificate with respect to the Company issued by the Department of State of the Commonwealth of Pennsylvania on September 30, 1996;



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Prime Newco, Inc.
October 8, 1996
Page 2


                  (2) the Articles of Incorporation of the Company, certified as true and correct by the Secretary of the Company;

                  (3) the Bylaws of the Company, certified as true and correct by the Secretary of the Company;

                  (4) certain minutes of proceedings of the Company's Board of Directors and sole shareholder, certified as true and correct by the Secretary of the Company, relating to the offer and sale by the Company of the Common Stock offered pursuant to the prospectus contained in the Registration Statement ("Prospectus");

                  (5) that certain Declaration of Trust of Maureen A. McGreevey as settlor and trustee dated
                           August 23, 1996;

                  (6) certain minutes of the proceedings of the Board of Directors and stockholders of Prime Bancorp., Inc., a Delaware corporation ("Prime"), certified as true and correct by the Secretary of Prime, relating to the transactions referred to in the Registration Statement; and

                  (7)      the Registration Statement.

                  In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above,
(i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. We have further assumed without independent investigation that all of the issued and outstanding shares of common stock of First Sterling will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of First Sterling immediately prior to the Effective Time.

                  The laws covered by the opinions expressed herein are limited to the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.

                  This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.


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Prime Newco, Inc.
October 8, 1996
Page 3


                  Based upon and subject to the foregoing, it is our opinion that, upon completion of the merger proceedings being taken or contemplated by us as your counsel prior to the issuance of the Common Stock, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Common Stock, when issued in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

                  We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) the use of our name wherever appearing in the Registration Statement, including the Prospectus, and any amendment thereto.

                                       Very Truly Yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, L.L.P.



                                       By: /s/ David E. Beavers
                                           ------------------------------------
                                           David E. Beavers, a Partner